Delaware The First State Page 1 2494792 8100 Authentication: 203359359 SR# 20212340185 Date: 06-03-21 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SYSTEMAX INC.”, CHANGING ITS NAME FROM "SYSTEMAX INC." TO "GLOBAL INDUSTRIAL COMPANY", FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 2021, AT 12:01 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-FIRST DAY OF JUNE, A.D. 2021 AT 12:01 O'CLOCK A.M.